Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-261372 and 333-284499) and Form F-3 (333-290009) of DLocal Limited of our report dated March 18, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ Price Waterhouse & Co. S.R.L.

/s/ Mario Angel Julio
Partner
Buenos Aires, Argentina
March 18, 2026

Price Waterhouse & Co. S.R.L., Bouchard 557, piso 8°, C1106ABG - Ciudad de Buenos Aires
T: +(54.11) 4850.0000, www.pwc.com/ar